As filed with the Securities and Exchange Commission on November 6, 2018

Registration No. 333-214608

Registration No. 333-192177

Registration No. 333-183715

Registration No. 333-171652

Registration No. 333-155199

Registration No. 333-151968

Registration No. 333-147278

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-214608

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-192177

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-183715

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-171652

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-155199

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-151968

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-147278

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ImmunoCellular Therapeutics, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	93-1301885
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30721 Russell Ranch Road, Suite 140

West Lake Village, California 91362

(Address of principal executive offices)

2016 Equity Incentive Plan

2006 Equity Incentive Plan

(Full title of the plans)

Gary Titus

Chairman of the Board of Directors

ImmunoCellular Therapeutics, Ltd.

30721 Russell Ranch Road, Suite 140

West Lake Village, California 91362

(818) 264-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Glen Y. Sato

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

ImmunoCellular Therapeutics, Ltd. (the “Registrant”) is filing these Post-Effective Amendments to its Registration Statements on Form S-8 to withdraw and remove from registration the unissued and unsold shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), issuable by the Registrant pursuant to its 2016 Equity Incentive Plan and 2006 Equity Incentive Plan previously registered by the Registrant pursuant to the following registration statements:

•        Registration Statement on Form S-8 (File No. 333-214608), filed with the Securities and Exchange Commission on November 14, 2016;

•        Registration Statement on Form S-8 (File No. 333-192177), filed with the Securities and Exchange Commission on November 7, 2013;

•        Registration Statement on Form S-8 (File No. 333-183715), filed with the Securities and Exchange Commission on September 5, 2012;

•        Registration Statement on Form S-8 (File No. 333-171652), filed with the Securities and Exchange Commission on January 11, 2011;

•        Registration Statement on Form S-8 (File No. 333-155199), filed with the Securities and Exchange Commission on November 7, 2008;

•        Registration Statement on Form S-8 (File No. 333-151968), filed with the Securities and Exchange Commission on June 26, 2008; and

•        Registration Statement on Form S-8 (File No. 333-147278), filed with the Securities and Exchange Commission on November 9, 2007 (collectively, the “Registration Statements”).

The Registrant has terminated all offerings of its Common Stock pursuant to the Registration Statements. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of such securities of the Registrant registered but which remain unsold and unissued under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized on November 6, 2018.

ImmunoCellular Therapeutics, Ltd.

By:	/s/ David Fractor
David Fractor
Acting Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Fractor David Fractor	Acting Principal Financial Officer	November 6, 2018

/s/ Gary Titus Gary Titus	Chairman of the Board of Directors and Director	November 6, 2018

/s/ Rahul Singhvi Rahul Singhvi, Sc.D.	Director	November 6, 2018

/s/ John S. Yu John S. Yu, M.D.	Director	November 6, 2018